EXHIBIT 10.57

                        INCENTIVE STOCK OPTION AGREEMENT

      THIS AGREEMENT, made this 9th day of July, 2003, by and between GELSTAT CORPORATION, a Minnesota corporation (the "Company"), and RICHARD RINGOLD ("Optionee").

      1. Grant of Option.

      Pursuant to its 2003 Incentive Plan (the "Plan"), the Company hereby grants to Optionee, on the date set forth above, the right and option (hereinafter called "the option") to purchase all or any part of an aggregate of 120,000 shares of Common Stock, par value $0.01 per share (the "Stock"), at the price of $2.75 per share on the terms and conditions set forth herein. This option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Duration and Exercisability.

      (a) This option shall be exercisable on and after the dates set forth below for the number of shares of Stock indicated.

                Date                        No. of Shares (Cumulative)
                ----                        --------------------------

            July 9, 2004                               40,000
            July 9, 2005                               80,000
            July 9, 2006                              120,000

      (b) This option shall in all events terminate on July 8, 2008.

      (c) During the lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

      3. Effect of Termination of Employment.

      (a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than "for cause," optionee's death or optionee's "permanent and total disability" (as such term is defined in Section 22(e)(3) of the Code), Optionee shall have the right to exercise the option, to the extent of the full number of shares Optionee was entitled to purchase under the option at the date of termination, at any time up to the earlier of three (3) months following the date of termination of employment or the date in paragraph 2(a). For purposes of this section (a) the term "for cause" shall mean:

            (i) a willful refusal to or failure to follow lawful directives of the Board of Directors, which refusal or failure is not cured within five
      (5) days after written notice from the Company or;

            (ii) conviction or plea of nolo contendere to (a) a felony or (b) a crime involving moral turpitude which could result in substantial damage or embarrassment to the Company.

      (b) In the event that Optionee's employment with the Company or its subsidiaries is terminated "for cause" this option shall terminate immediately.

      (c) If Optionee's employment terminates as a result of Optionee's death or permanent and total disability (as defined in Section 22(e)(3) of the Code), and Optionee shall not have fully exercised the option, such option may be exercised at any time within twelve (12) months thereafter by Optionee or the personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the option on the date of termination of employment, provided that no option shall be exercisable after the expiration of the term of the option as set forth in paragraph 2(b).


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      4. Manner of Exercise.

      (a) The option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice. The original Option Agreement and the number of shares issued to optionee shall be noted on the original certificate prior to its return to Optionee.

      (b) Optionee may pay the option price in cash, by check (bank check, certified check or personal check), or by money order or as otherwise provided in the Plan.

      5. Miscellaneous.

      (a) This option is issued pursuant to the Company's 2003 Incentive Plan and is subject to its terms which are incorporated by reference herein. The terms of the Plan are available for inspection during business hours at the principal office of the Company.

      (b) This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the night of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Optionee upon exercise of this option.

      (c) The exercise of all or any parts of this option shall only be effective at such time that the sale of Stock pursuant to such exercise will not violate any state or federal securities laws.

      (d) If there shall be any change in the Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of Stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the option shall then be unexercised and not yet expired, then equitable adjustments in the outstanding option shall be made by the Company in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Stock and the price per share subject to the outstanding option. This paragraph is intended to ensure equitable adjustments to the option to reflect changes in the authorized and/or outstanding capital stock of the Company which affect all shareholders and which arise from reorganization of the capital structure of the Company. No adjustments shall be made for issuance of capital stock by the Company for value.

      (e) The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this option.

      (f) If Optionee shall dispose of any of the Stock acquired by Optionee pursuant to the exercise of the option within two (2) years from the date this option was granted or within one (1) year after the transfer of any such shares to Optionee upon exercise of this option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Stock of the Company within time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Board of Directors of the Company, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company's Stock having a fair market value determined on the date of exercise equal to such obligations.


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      (g) Optionee agrees that if (i) the Company advises Optionee that it plans an underwritten public offering of its common stock in compliance with the Securities Act of 1933, as amended, and that the underwriters have requested that certain shareholders, including Optionee, refrain from selling, entering into any contract to sell, or granting any option to buy or otherwise dispose of part or all of their common stock or common stock purchase rights, then (ii) for a period not to exceed 180 days from the prospectus, Optionee shall not sell or contract to sell, or grant an option to buy or otherwise dispose of this option or any of the underlying Stock without the prior written consent of the underwriters. This section shall not prohibit any exercise of this option.

      (h) Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this option and the date on which this option must be exercised, provided that the Company gives optionee 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this option or any other option granted to Optionee pursuant to this option which is not exercised prior to or contemporaneously with such public offering. To the extent the option is cancelled pursuant to this Section, the Company will grant Optionee stock appreciation right or other equivalent compensation which provides the same benefits as the option so cancelled. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

      (i) Optionee agrees that the Company may require as a condition precedent to exercisability of this option, Optionee's execution of an agreement ("Buy-Sell Agreement") whereby the Company may repurchase the Stock in certain circumstances. If the Company has not made demand for execution of a Buy-Sell Agreement within six months after execution of this Agreement, this condition shall be irrevocably waived.

      (j) The certificates for any Stock acquired pursuant to this option shall bear an appropriate legend to reflect the restrictions imposed by this Agreement.

      (k) Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty
(20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney's fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        GELSTAT CORPORATION

                                        By:  /s/ Stephen C. Roberts
                                             --------------------------
                                        Its:  Chief Executive Officer

                                        ACCEPTED:
                                        Optionee:  /s/ Richard Ringold
                                                   --------------------